UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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ARCONIC INC.

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Arconic Inc. (the “Company”) updated the following slides in its Investor Presentation, originally filed on March 27, 2017, to add additional quotes from the Company’s customers and industry partners:

Customers Endorse Arconic's Leadership and Strategic Direction

Endorsements from valued Arconic customers[1]

BOEING

"In a technology-driven sector like aerospace…we need our top-tier suppliers operating as true business and industry partners. Klaus Kleinfeld and his team have…improved our business relationship by focusing in the right areas, increasing our collective competitiveness and delivering innovation and greater value to the customers we serve together in global markets."

— Dennis Muilenburg, Chairman, President & CEO, The Boeing Company, Mar 2017

GE Aviation

"Investments in technology and rate readiness are more important than ever within the supply chains of our growing aviation industry. GE supports Klaus and the Arconic commitment to those priorities and the long-term future of our industry."

— David Joyce, GE Vice Chair and GE Aviation President & CEO, Feb 2017

AIRBUS

"What I particularly value is Klaus' deep understanding of the critical levers to support [Airbus'] goals. As CEO of Airbus, I fully support his continued leadership of Arconic."

— Tom Enders, Chief Executive Officer, Airbus Group, Mar 2017

United Technologies

"Klaus Kleinfeld and his team have been among our most valuable partners in the development of some of the most complex parts [of] Pratt & Whitney's Geared Turbofan Engine. Their long-term focus and collaborative approach have been critical…[and we] support Klaus and the rest of Arconic management as they remain focused on the investments that will secure sustainable, long-term growth for UTC, for Arconic, and for our entire industry."

— Gregory Hayes, Chairman, President & CEO, United Technologies Corp., Mar 2017

Source: Arconic
1) See Chapter 3 for detailed customer quotes.

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Customers Endorse Strategic Direction and Leadership

Endorsements from selected valued Arconic customers

AIRBUS	**Tom Enders** *Chief Executive Officer, Airbus Group*	"At **Airbus**, we **continually seek to drive increased fuel efficiency** across our platforms. **For us to succeed, supply chain advancements in metallurgy and advanced manufacturing are fundamental. Under Klaus Kleinfeld's** leadership, **Arconic** has **built** up significant **materials science**, **precision manufacturing**, and **additive manufacturing expertise** specifically designed for **aerospace applications**. With that, **Arconic has become** a **key partner to Airbus for new technologies** -- both around aluminum and titanium. What **I particularly value is Klaus' deep understanding** of the **critical levers** to **support OEM goals. As CEO of Airbus, I fully support his continued leadership of Arconic.**" *(March 2017)*
GE Aviation	**David Joyce** *Vice Chair, GE President & CEO, GE Aviation*	"**Investments in technology** and **rate readiness** are **more important than ever** within the supply chains of our growing aviation industry. **GE supports Klaus and the Arconic commitment** to those priorities and the **long-term future of our industry.**" *(February 2017)*
BOEING	**Dennis Muilenburg** *Chairman, President & CEO, The Boeing Company*	"In a **dynamic, long-cycle, technology-driven sector like aerospace**—where lives literally depend on what we do—we **need our top-tier suppliers operating as true business and industry partners**. That means not only working with us on cost and schedule today, but investing in taking the quality, performance and safety of our products and services to the next level for tomorrow. **Klaus Kleinfeld and his team have responded well to these imperatives and improved our business relationship by focusing in the right areas**, increasing our collective competitiveness and **delivering innovation and greater value to the customers we serve together** in global markets." *(March 2017)*
United Technologies	**Gregory Hayes** *Chairman, President & CEO, United Technologies Corp.*	"**United Technologies depends on our suppliers to maintain a long-term focus and to invest in the latest technologies** for the aerospace industry. **Klaus Kleinfeld and his team have been among our most valuable partners** in the development of some of the most complex parts that make up Pratt & Whitney's Geared Turbofan Engine. **Their long-term focus and collaborative approach have been critical** throughout the design, development and production of this revolutionary technology. **UTC supports Klaus and the rest of Arconic management** as they remain focused on **the investments that will secure sustainable, long-term growth for UTC, for Arconic**, and for our entire industry." *(March 2017)*

Source: Arconic

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Industry Partners Endorse Strategic Direction and Leadership

Endorsements from selected valued Arconic partners

William Cohen, *Former U.S. Secretary of Defense*	"For the past decade, I have had the chance to work closely with Klaus Kleinfeld as he has **grown his firm's international partnerships and reestablished its defense business.** He has proven himself very adept at **building the very senior relationships** essential for success in Asia and the Middle East. In the defense market, **under his leadership Arconic has emerged as a critical player on aerospace, naval and ground systems, relied upon by OEMs and the government for innovative technologies and products** that redefine what is possible in terms of performance and weight and cost reduction. Klaus understands that continuing to **invest in R&D to maintain Arconic's technical leadership is key** to growth in the face of stiff competition." *(March 2017)*
United Steelworkers Workers Uniting[1] UNITE the Union	"**Arconic operates** in advanced manufacturing **sectors requiring management** to focus sharply on **making capital investments**, **supporting research and development**, continually **training** its **work force**, and improving **workplace safety**. The members of our unions demand that **these expenditures** be made because they understand better than anyone that **keeping pace** in a **global market requires innovation**" *(February 2017)*

Source: Arconic

1) Workers Uniting is a 2 million-member global union formed by UNITE the Union and the United Steelworkers (USW). Together, UNITE and the USW represent more than 7,700 Arconic employees in North America and the United Kingdom.

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